Exhibit 99(a)
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: Dura Automotive System, Inc. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Reporting Period: June 2008
MONTHLY OPERATING REPORT

Affidavit/
		Document	Supplement
REQUIRED DOCUMENTS	Form No.	Attached	Attached
Condensed Combined Debtors-In-Possession Statement of Operations for the five weeks ended June 29, 2008	MOR-1	X
Condensed Combined Debtors-In-Possession Balance Sheet as of June 29, 2008	MOR-2	X
Condensed Combined Debtors-In-Possession Statement of Cash Flows for the five weeks ended June 29, 2008	MOR-3	X
Notes to Monthly Operating Report	MOR-4	X
Schedule of Cash Disbursements	MOR-5
Disbursements by Petitioning Entity	A	X
Bank Accounts Information	B	X
Not Used	MOR-6
Status of Postpetition Taxes	MOR-7		X
Summary of Unpaid Postpetition Debts	MOR-8		X
Summary Accounts Payable Aging Schedule	MOR-8		X
Summary Accounts Receivable Aging Schedule	MOR-8	X
Debtors Questionnaire	MOR-9	X
I declare under penalty of perjury (28 U.S.C. Section 1746) that this report and the attached documents are true and correct to the best of my knowledge and belief.
PREPARER AND RESPONSIBLE PARTY:

/s/ Matti Masanovich Matti Masanovich, Vice President and Corporate Controller	July 31, 2008

MOR-1
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Statement of Operations
For the Five Weeks Ended June 29, 2008
(Unaudited)
(In thousands of dollars)

	Automotive	Corporate & Other	Total Debtors
Total sales	$67,475	$—	$67,475
Cost of sales	58,006	2,306	60,312

Gross profit (loss)	9,469	(2,306)	7,163

Selling, general & administrative expenses	1,469	4,528	5,997

Facility consolidation, asset impairment and other charges	1,919	174	2,093
Amortization expense	—	—	—

Operating income (loss)	6,081	(7,008)	(927)
Interest expense, net	547	4,059	4,606

Income (loss) before reorganization items and income taxes	5,534	(11,067)	(5,533)
Reorganization items	—	9,528	9,528

Loss before income taxes	5,534	(20,595)	(15,061)
Provision for income taxes	27	770	797

Loss from continuing operations	5,507	(21,365)	(15,858)
Loss from discontinued operations	—	(13)	(13)

Net income (loss)	$5,507	$(21,352)	$(15,845)

The unaudited, preliminarily, condensed and combined financial statements do not report effects of Fresh Start adjustments and reporting requirements as required by the SOP 90-7.
The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-2
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Balance Sheet
As of June 29, 2008
(Unaudited)
(In thousands of dollars)

		Corporate &	Debtor
	Automotive	Other	Elimination	Total Debtors
ASSETS:
Current Assets:
Cash and cash equivalents	$18	$7,039	$—	$7,057
Receivables, net
Trade	102,965	(6,867)	—	96,098
Other	9,842	51	—	9,893
Non Debtors subsidiaries	337	35,475	(5,719)	30,093
Inventories	46,779	—	—	46,779
Other current assets	20,124	17,727	—	37,851

Total Current Assets	180,065	53,425	(5,719)	227,771

Property, plant and equipment, net	81,103	16,656	—	97,759
Notes Receivable from Non Debtors subsidiaries	1,909	1,590	82,541	86,040
Investment in Non Debtors subsidiaries	67,464	900,159	(176,976)	790,647
Other noncurrent assets	3,742	5,423	—	9,165

Total Assets	$334,283	$977,253	$(100,154)	$1,211,382

LIABILITIES AND STOCKHOLDERS’ INVESTMENT:
Current Liabilities Not Subject to Compromise:
Debtors-in-possession financing	$—	$—	$—	$—
Accounts Payable	7,156	28,208	—	35,364
Accounts Payable to Non Debtors subsidiaries	5,342	10,673	(5,719)	10,296
Accrued Liabilities	14,033	59,677	—	73,710

Total Current Liabilities Not Subject to Compromise	26,531	98,558	(5,719)	119,370
Long-term Liabilities:
Long-term Debt	—	90,525		90,525
Notes Payable to Non Debtors subsidiaries	(165,824)	113,096	82,541	29,813
Other noncurrent liabilities	16,951	26,824	—	43,775
Liabilities Subject to Compromise	—	1,309,417	—	1,309,417

Total Liabilities	(122,342)	1,638,420	76,822	1,592,900
Stockholders’ Investment	456,625	(661,167)	(176,976)	(381,518)

Total Liabilities and Stockholders’ Investment	$334,283	$977,253	$(100,154)	$1,211,382

The unaudited, preliminarily, condensed and combined financial statements do not report effects of Fresh Start adjustments and reporting requirements as required by the SOP 90-7.
Certain prior period adjustments had been made to previously reported monthly operating reports to properly reflect 2007 year end balances and adjustments to comply with US GAAP and SEC reporting requirements
The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-3
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 — 06-11243 (KJC) Jointly Administered
Condensed Combined Debtors-In-Possession Statement of Cash Flows
For the Five Weeks Ended June 29, 2008
(Unaudited)
(In thousands of dollars)

	Automotive	Corporate & Other	Total Debtors
Operating Activities:
Net income (loss)	$5,507	$(21,352)	$(15,845)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, amortization and asset impairments	900	320	1,220
Amortization of deferred financing fees	—	1,007	1,007
Facility consolidation and other charges (credits)	1,919	174	2,093
(Gain)/loss on sale of assets	154	83	237
Reorganization Items	—	9,528	9,528
Changes in other operating items:
Accounts receivable	(6,451)	(627)	(7,078)
Inventories	6,189	—	6,189
Other current assets	190	(12,848)	(12,658)
Noncurrent assets	72	127	199
Accounts payable	(740)	3,802	3,062
Accrued liabilities	(3,829)	(12,075)	(15,904)
Noncurrent liabilities	(961)	(177)	(1,138)
Current intercompany transactions	(5,226)	150,387	145,161

Net cash provided by (used in) operating activities	(2,276)	118,349	116,073
Investing Activities:
Purchases of property, plant and equipment	(320)	—	(320)
Proceeds from sales of assets	2,082	—	2,082

Net cash provided by (used in) investing activities	1,762	—	1,762
Financing Activities:
DIP Revolver net repayments	—	(52,936)	(52,936)
DIP Term repayments	—	(147,592)	(147,592)
Exit Financing — Revolver Credit Facility, net		23,525	23,525
Exit Financing — Second Lien Credit Facility borrowings		67,000	67,000
Debt issuance costs	—	(5,139)	(5,139)

Net cash provided by (used in) financing activities	—	(115,142)	(115,142)

Net change in cash & cash equivalents from continuing operations	(514)	3,207	2,693

Cash Flows from discontinued operations	—	—	—

Cash & Cash Equivalents, Beginning Balance	532	3,832	4,364

Cash & Cash Equivalents, Ending Balance	$18	$7,039	$7,057

The unaudited, preliminarily, condensed and combined financial statements do not report effects of Fresh Start adjustments and reporting requirements as required by the SOP 90-7.
The accompanying notes and schedules are an integral part of the condensed combined financial statements.

MOR-4
DURA AUTOMOTIVE SYSTEMS, INC.
(DEBTORS-IN-POSSESSION)
NOTES TO MONTHLY OPERATING REPORT (UNAUDITED)
June 29, 2008
1. Background and Organization:
     Dura Automotive Systems, Inc. (a Delaware Corporation) is a holding company whose predecessor was formed in 1990. Dura Automotive Systems, Inc. (collectively referred to as “DURA”, “Old Dura”, “Company”, “we”, “our” and “us”) is a leading independent designer and manufacturer of driver control systems, seating control systems, glass systems, engineered assemblies, structural door modules and exterior trim systems for the global automotive industry.
     Chapter 11 Bankruptcy Filing - On October 30, 2006, DURA and its United States (“U.S.”) and Canadian subsidiaries (the “Debtors”) filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Debtors’ Chapter 11 cases are being jointly-administered under Case No. 06-11202 (KJC). The Debtors will continue to operate their businesses as “debtors-in-possession” under the supervision of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. DURA’s Latin American, Asian and European subsidiaries were not included in the filings and will continue their business operations without supervision from the Bankruptcy Court and will not be subject to the requirements of the Bankruptcy Code.
     On March 7, 2008, the Debtors filed with the Bankruptcy Court the Debtors’ Revised Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated March 7, 2008 (the “Revised Plan”). On March 14, 2008, the Debtors filed the Revised Plan, as further revised, and the related Disclosure Statement for the Debtors’ Revised Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated March 14, 2008 (the “Disclosure Statement”). On April 3, 2008, the Bankruptcy Court approved the Debtors’s Disclosure Statement and determined that the Debtors’ Disclosure Statement contains the necessary information to enable creditors to vote on the Debtors’ Revised Plan. On May 13, 2008, the Bankruptcy Court approved the Revised Plan (the “Confirmed Plan”. Pursuant to the Confirmed Plan, the Debtors obtained commitment letters from various lenders to provide exit financing. On June 27, 2008 (the “Effective Date”), the Debtors satisfied, or otherwise obtained a waiver of, each of the conditions precedent to the effective date specified in Article VIII of the Confirmed Plan.
     As contemplated by the Confirmed Plan, prior to and on the Effective Date, Dura and Dura Operating Corp. (“DOC”), took part in a corporate reorganization. In early June 2008, nominees for the creditors formed three new Delaware corporations: New Dura, Inc. (“Newco”), along with its wholly-owned direct subsidiary, New Dura Holdco, Inc. (“New Dura Holdco”), and its wholly-owned indirect subsidiary, New Dura Opco, Inc. (“New Dura Opco”). On the day before the Effective Date, Dura amended its certificate of incorporation to change its name to “Old Dura, Inc.” (“Old Dura”) and immediately thereafter Newco amended its certificate of incorporation to change its name to “Dura Automotive Systems, Inc.” (“New Dura”). Then, through a series of transactions consummated on the Effective Date:
•	Old Dura (formerly known as Dura) sold (a) its holdings of Atwood Automotive, Inc. to New Dura Holdco and (b) substantially all of its other assets (including the stock of DOC) to New Dura Opco. In exchange therefor, Old Dura received (y) 8,400,000 shares of common stock, par value $0.01 per share, of New Dura (the “New Common Stock”) and (c) 2,281,000 shares of Series A Redeemable Voting Mandatorily Convertible Preferred Stock, par value $0.01 per share (the “New Series A Preferred Stock”);

•	New Dura issued 83,750 shares of New Series A Preferred Stock to the lenders under its new Senior Secured Second Lien Credit Facility as consideration for providing the facility;

•	Except to the extent otherwise provided in the Confirmed Plan, Old Dura’s notes, stock, instruments, certificates, and other documents evidencing the Senior Notes Claims, Subordinated Notes Claims, Convertible Subordinated Debentures Claims, Convertible Trust Guarantees and Equity Interests (including the 18,904,222 shares of Old Dura’s Class A Common Stock, par value $0.01 per share, which were outstanding as of June 1, 2007) existing immediately prior to the Effective Date were cancelled;

•	Old Dura distributed 7,324,060 shares of the New Common Stock to Senior Notes identure Trustee on behalf of Senior Notes holders, (as defined in the Confirmed Plan) and 2,281,000 shares of the New Series A Preferred Stock to the holders of Allowed Second Lien Facility Claims (as defined in the Confirmed Plan); and

•	Old Dura issued approximately 146,000 shares of New Common Stock to be distributed at a later date to holders of Allowed Class 5A Claims (as defined in the Confirmed Plan).
New Dura is the successor registrant to Old Dura pursuant to Rule 12g-3 under the Securities Exchange Act of 1934 (the “Exchange Act”).
2. Significant Accounting Policies:
     Condensed Combined Debtors-in-possession Financial Statements - The financial statements contained within represent the condensed combined financial statements for the Debtors only. The financial statements have been prepared in accordance with consultations with the Trustee for the Bankruptcy Court. Accordingly, the grouping of the financial information by Automotive, and Corporate & Other do not fully represent business segments or business lines, but rather a combination of the various Debtors into groupings based upon consultation with the Trustee of the Bankruptcy Court to facilitate our Court reporting requirements. Such reporting does not reflect earnings and other transactions in equity investments in non-debtor subsidiaries, allocation of costs of support services provided by other reporting groups, or income tax allocations.
     American Institute of Certified Public Accountants Statement of Position 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”), which is applicable to companies in Chapter 11, generally does not change the manner in which financial statements are prepared. However, it does require that the financial statements for periods subsequent to the filing of the Chapter 11 petition distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Revenues, expenses, realized gains and losses, and provisions for losses that can be directly associated with the reorganization and restructuring of the business must be reported separately as reorganization items in the statements of operations. The balance sheet must distinguish prepetition liabilities subject to compromise from both those prepetition liabilities that are not subject to compromise and from post-petition liabilities. Liabilities that may be affected by a plan of reorganization must be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. In addition, cash provided by reorganization items must be disclosed separately in the statements of cash flows. DURA adopted SOP 90-7 effective on October 30, 2006 and segregated those items as outlined above for all reporting periods subsequent to such date. The unaudited, preliminarily, condensed and combined financial statements do not report effects of Fresh Start adjustments and reporting requirements as required by the American Institute of Certified Public Accountants Statement of Position 90-7.
     The unaudited condensed combined financial statements have been derived from the books and records of the Debtors. The financial information is preliminary and unaudited and does not purport to show the financial statements of any of the Debtors in accordance with accounting principles generally accepted in the United States of America (“GAAP”), and therefore may exclude items required by GAAP, such as, but not limited to, certain reclassifications, asset impairments, eliminations, accruals, and disclosure items. The Debtors believe that the financial information could be subject to changes, and these changes could be material. Certain prepetition trade accounts payable and debt balances are subject to further review and possible reclassification. In addition, certain information and footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted. Therefore, this report should be read in conjunction with our consolidated financial statements and notes thereto included in our 2006 Annual Report on Form 10-K/A — Amendment No. 1, as filed with the United States Securities and Exchange Commission.
     The results of operations herein are not necessarily indicative of results which may be expected from any other period or for the full year and may not necessarily reflect the combined results of operations, financial position and cash flows of Debtors in the future.
     The condensed combined financial statements filed with the Bankruptcy Court are subject to change. The Debtors may, at a future date, amend its schedules for updated financial information.
     Intercompany Transactions — Significant intercompany transactions between Debtors have been eliminated in the financial statements contained herein. Intercompany transactions with the DURA’s non-Debtors subsidiaries have not been eliminated in the financial statements and are reflected as intercompany receivables, loans and payables.
     Corporate Allocation Expenses — The Debtors incur expenses directly and indirectly on behalf of the non-Debtors subsidiaries. On a monthly basis, an estimated charge of such expenses, are charged back to non-Debtors. During June 2008, the Debtors charged back these expenses aggregating approximately $2.2 million to non-Debtors.
     Cash Equivalents — Cash equivalents consist of money market instruments with original maturities of three months or less and are stated at cost, which approximates fair value.
     Revenue Recognition and Sales Commitment — We recognize revenue when title passes to our customers, which occurs primarily when products are shipped from our facilities to our customers. We enter into agreements with our customers at the beginning of a given vehicle’s life to produce products. Once such agreements are entered into by us, fulfillment of the customers’ purchasing requirements is our obligation for the entire production life of the vehicle, with terms of up to seven years, and we generally have no provisions to terminate such contracts.
     Our allowances for doubtful accounts and sales allowances primarily represent potential adjustments to amounts billed to customers for shipments made which are unremitted. Sales price allowances are recorded as an adjustment to sales at the U.S. Corporate books. Allowances for doubtful accounts, which are not significant, are recorded in cost of sales.
     Inventories — Inventories are valued at the lower of first-in, first-out cost or market.
     Property, Plant and Equipment — Property, plant and equipment are stated at cost or at impaired value where SFAS Statement No. 144 “Accounting for Impairment or Disposal of Long-Lived Assets” valuations have been performed. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives. Maintenance and repairs are charged to expense as incurred. Major betterments and improvements, which extend the useful life of the item, are capitalized and depreciated.
     Restructuring Charges — We recognize restructuring charges in accordance with SFAS No. 88 “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, SFAS No. 112 “Employer’s Accounting for Post-employment Benefits”, SFAS No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets”, SFAS No. 146 “Accounting for Costs Associated with Exit or Disposal Activities” and EITF 95-3 “Recognition of Liabilities in Connection with a Purchase Business Combination.” Such charges relate to exit activities and primarily include employee termination charges, lease expenses net of any actual or estimated sublease income, employee relocation, asset impairment charges, moving costs for related equipment and inventory, and other exit related costs associated with a plan approved by senior level management. The recognition of restructuring charges requires us to make certain assumptions and estimates as to the amount and when to recognize exit activity related charges. Quarterly, we re-evaluate the amounts recorded and will adjust for changes in estimates as facts and circumstances change.

     Income Taxes — We account for income taxes in accordance with the provisions of SFAS No. 109, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on differing treatment of items for financial reporting and income tax reporting purposes. The deferred tax balances are adjusted to reflect tax rates by tax jurisdiction, based on currently enacted tax laws, which will be in effect in the years in which the temporary differences are expected to reverse. Due to the Company’s history of U.S. losses over the past years, the Company provides a full valuation allowance against its U.S. deferred tax assets.
     Use of Estimates — The preparation of condensed combined financial statements prepared in conformity with U.S. Generally Accepted Accounting Principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The ultimate results could differ from these estimates. The financial statements have been prepared assuming the Company continues as a going concern.
     Defined Benefit Plans and Postretirement Benefits — We sponsor defined benefit type plans that cover certain hourly and salaried employees in the U.S. and Canada. Our policy is to make annual contributions to the plans to fund the normal cost as required by local regulations. In addition, we have postretirement medical benefit plans for certain employee groups and have recorded a liability for our estimated obligation under these plans.
     Warranty and Environmental — We face an inherent business risk of exposure to product liability and warranty claims in the event that our products fail to perform as expected and such failure of our products results, or is alleged to result, in bodily injury and/or property damage. OEMs are increasingly requiring their outside suppliers to guarantee or warrant their products and bear the costs of repair and replacement of such products under new vehicle warranties. Depending on the terms under which we supply products to an OEM, an OEM may hold us responsible for some or all of the repair or replacement costs of defective products under new vehicle warranties when the product supplied did not perform as represented. In addition, we are subject to the requirements of federal, state, local and foreign environmental and occupational health and safety laws and regulations. Some of our operations generate hazardous substances. Like all manufacturers, if a release of hazardous substances occurs or has occurred at or from any of our current or former properties or at a landfill or another location where we have disposed of wastes, we may be held liable for the contamination, which could be material. Our policy is to record reserves for customer warranty and environmental costs on a case by case basis at the time we believe such amounts are probable and reasonably estimable and to review these determinations on a quarterly basis, or more frequently as additional information is obtained. We have established reserves for issues that are probable and reasonably estimable in amounts management believes are adequate to cover reasonable adverse judgments. We determine our warranty and environmental reserves based on identified claims and the estimated ultimate projected claim cost. The final amounts determined for these matters could differ significantly from recorded estimates. We do not carry insurance for warranty or recall matters, as the cost and availability for such insurance, in the opinion of management, is cost prohibitive or not available.
     Interest Expense — In accordance with the Court-approved first day motion until the Effective Date, the Company continued to accrue and pay the interest on its Second Lien Term Loan whose principal balance was subject to compromise. Interest on unsecured prepetition debt, other than the Second Lien Term Loan, has not been accrued as provided for under the U.S. Bankruptcy Code.
Pursuant to the requirements of SOP 90-7 as of the Chapter 11 Filings, deferred financing fees, and deferred gain on interest rate swap, related to prepetition debt, are no longer being amortized and have been included as an adjustment to the net carrying value of the related prepetition debt.
The Company has classified all outstanding prepetition debt as liabilities subject to compromise.
3. Debt:
Debtors-In-Possession (“DIP”) Financing

     On the Effective Date and pursuant to the Confirmed Plan, the obligations of the Debtors under the DIP Revolver and the New Term Loan DIP Agreement, except those surviving obligations set forth in Article IX.D.4 of the Confirmed Plan (collectively, the “Allowed DIP Facility Claims”) were repaid in full and terminated. The creditors holding Allowed DIP Facility Claims were paid in full in cash on the Effective Date.
Second Lien Term Loan
On the Effective Date, and pursuant to the Confirmed Plan, the obligations of the Debtors under the Second Lien Term Loan were extinguished. The Second Term Loan lenders received shares of New Series A preferred Stock in exchange transfer.
Exit Financing
Senior Secured Revolving Credit Facility
On the Effective Date, New Dura, DOC (as the “Borrower”), and certain of their domestic subsidiaries (as “guarantors”) entered into the Senior Secured Revolving Credit and Guaranty Agreement (the “Senior Secured Revolving Credit Facility”) with a syndicate of lenders, General Electric Capital Corporation as administrative agent and collateral agent, Wachovia Bank, National Association as syndication agent, and Bank of America, N.A. as issuing bank and documentation agent. The Senior Secured Revolving Credit Facility consists of a $110 million revolving loan facility for a term of four years, including a letter of credit subfacility of $25 million.
The outstanding principal balance under the Senior Secured Revolving Credit Facility shall initially bear interest, at DOC’s option, at a fluctuating rate equal to (a) the Base Rate (as defined in the Senior Secured Revolving Credit and Guaranty Agreement) plus 1.50% per annum, or (b) LIBOR plus 2.75% per annum. The applicable margins shall be subject to adjustment prospectively on a quarterly basis based on DOC’s average Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guaranty Agreement) for the fiscal quarter then ended; provided, that such adjustments shall not occur prior to delivery of the Borrower’s borrowing base certificate for the month ending December 31, 2008. The definitive documentation contains provisions regarding the delivery of financial statements, and the timing and mechanics of subsequent prospective adjustments to the applicable margins. In addition, DOC must pay certain fees to the lenders under the Senior Secured Revolving Credit Facility, including (i) annual fees in the amount of $100,000 payable to the Agent; (ii) a closing fee of $2.2 million, representing 2% of the aggregate loan amount, to be allocated among the lenders proportionately based on their respective committed amounts of the $110 million; (iii) a monthly fee initially in an amount equal to 1.0% per year on the average unused daily balance of the Senior Secured Revolving Credit Facility (less any outstanding letters of credit), to be adjusted up or down prospectively on a quarterly basis based on DOC’s Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guaranty Agreement); (iv) monthly fees for all letters of credit, in an amount equal to the LIBOR margin on revolving loans on the outstanding face amount of all letter of credit; (v) a premium payment in an amount equal to the amount of the Senior Secured Revolving Credit Facility commitment reduced or terminated multiplied by 1.0% during the first two years following the agreement’s closing date and 0% thereafter, in the event that the Senior Secured Revolving Credit Facility is reduced or terminated prior to the second anniversary of the closing date; and (vi) all reasonable costs and expenses, including certain legal and auditing expenses and enforcement costs and expenses of the agent and lenders.
DOC is required to make prepayments as follows: promptly upon receipt thereof in the amount of 100% of the net cash proceeds of (i) any sale or other disposition of assets of DOC or New Dura and any guarantor in excess of an amount to be mutually agreed and except for sales of inventory in the course of business and other dispositions of assets to be agreed; (ii) any sales or issuances of equity (subject to certain customary exceptions) or debt securities of New Dura, DOC or any of the guarantors and/or any other indebtedness for borrowed money incurred by DOC or any of the guarantors after the closing date (other than permitted issuances of equity and permitted amounts and types of indebtedness, each to be mutually agreed upon); and (iii) insurance proceeds and condemnation awards to the extent not reinvested in the business.

The collateral agent will receive as collateral a first priority perfected security interest in substantially all existing and after-acquired property of each of DOC, New Dura and the guarantors. The Senior Secured Revolving Credit Facility is also secured by a first priority lien on the collateral of DOC, New Dura and the guarantors, other than that portion of the collateral on which the Second Lien Term Loan (as defined below) has a first priority lien. The Senior Secured Revolving Credit Facility has a second priority lien on the portion of the collateral on which the Second Lien Term Loan will have a first priority lien, junior to the terms of the Second Lien Term Loan. All obligations under the Senior Secured Revolving Credit Facility are cross-collateralized with each other and with collateral provided by any subsidiary of DOC or any other guarantor.
The Senior Secured Revolving Credit Facility contains customary covenants for facilities of this type. In addition, DOC must also comply with certain financial covenants, including (i) a minimum EBITDA for DOC and the guarantors, (ii) minimum Excess Borrowing Availability (as defined in the Senior Secured Revolving Credit and Guarantee Agreement) at all times of $10 million; and (iii) maximum capital expenditures for DOC and guarantors.
Loans made on the closing date under the Senior Secured Revolving Credit and Guaranty Agreement will be used to refinance the existing indebtedness under the Existing DIP Revolving Credit Facility, to otherwise enable DOC to consummate the Confirmed Plan, and to fund working capital purposes and general corporate purposes. As of the Effective Date, $24.5 million was outstanding under the Senior Secured Revolving Credit Facility.
Second Lien Credit Facility
On the Effective Date, New Dura, DOC (as Borrower) and certain of their domestic subsidiaries (as guarantors) entered into the Senior Secured Second Lien Credit and Guaranty Agreement (the “Second Lien Credit Facility”) with a syndicate of New Second Lien Lenders and Wilimington Trust Company as administrative agent and collateral agent. The Second Lien Credit Facility is a second lien term loan for a term of five years in a principal amount of $83.75 million issued with original issue discount (“OID”) of 20% of the principle amount. The relative rights of the Senior Secured Revolving Credit Facility and the Second Lien Credit Facility will be set forth in an intercreditor agreement (the “Intercreditor Agreement”) which will include provisions governing their respective collateral rights and obligations.
The outstanding principal balance under the Second Lien Credit Facility shall bear interest, at DOC’s election, at a rate per annum equal to (a) the ABR plus the Applicable Margin or (b) the Eurodollar Rate plus the Applicable Margin (each as defined in the Senior Secured Second Lien Credit Facility Agreement). Interest shall be payable in cash or, at the option of DOC, in kind such that all interest payments are added to the principle amount of the term loans under the Second Lien Credit Facility. In addition, DOC paid a funding fee of $8.375 million, representing 10% of the aggregate principal amount of the term loan commitments, (without taking into account any OID), which was allocated among the lenders pro rata in accordance with their respective commitments. The fee was paid by issuing 83,750 shares of New Series A Preferred Stock.
DOC will make mandatory prepayments as follows, to the extent that the Senior Secured Revolving Credit Facility has been repaid in full: (i) 100% of the net cash proceeds of any incurrence of debt (other than permitted debt) by the parties to the loans and their domestic subsidiaries; (ii) 100% of the net cash proceeds of any sale or disposition by the parties to the loans and their domestic subsidiaries of any assets (in excess of $1 million) except for sales of inventory or obsolete, uneconomic, surplus or worn-out property, in each case, in the ordinary course of business, and subject to customary thresholds and exceptions (including the right to reinvest the proceeds); and (iii) a certain percentage excess cash flow for each fiscal year of DOC commencing with the fiscal year ending December 31, 2009, with stepdowns to be mutually agreed and with a right to reinvest the mandatory prepayment resulting from excess cash flow.
The Second Lien Credit Facility is secured by (1) a first priority lien on the portion of the collateral consisting of (x) all intercompany indebtedness owed to New Dura, DOC and all guarantors from any foreign subsidiaries and (y) up to 100% of the equity interests of all first-tier foreign subsidiaries of New Dura, DOC and all other guarantors; and (2) a second priority lien on all collateral, junior to the liens of the

Senior Secured Revolving Credit Facility (other than the portion of the collateral which the Second Lien Credit Facility will have a second priority lien, as set forth in this section).
The Second Lien Credit Facility contains customary covenants for facilities of this type. In addition, DOC must also comply with financial covenants, including a maximum leverage ratio and maximum capital expenditures.
Loans made on the closing date under the Second Lien Credit Facility will be used to refinance the existing indebtedness under the DIP Revolving, to otherwise enable DOC to consummate the Confirmed Plan, and to fund working capital purposes and general corporate purposes. As of the Effective Date, $83.75 million was outstanding under the Second Lien Credit Facility.
European First Lien Term Loan
On June 27, 2008, Dura Holding Germany GmbH, a non-domestic subsidiary of DOC, and certain of Dura Holding Germany GmbH’s non-domestic subsidiaries entered into the Credit Agreement (the “European First Lien Term Loan”) with Blackstone Distressed Securities Fund (Luxembourg) SARL and GSO Domestic Capital Funding (Luxembourg) SARL as lenders and Deutsche Bank Trust Company Americas as administrative agent and collateral agent. The European First Lien Term Loan consists of a €32.2 million term loan for a term of four years. The loan will carry an interest rate of EURIBOR plus 925 bps, including a 2% OID. The European First Lien Term Loan is secured by a first priority lien on (i) all intercompany indebtedness of DASI, DOC and all other Guarantors owing to foreign subsidiaries of Dura European Holding LLC & Co. KG and the Guarantors (ii) 100% of the equity interests and assets (other than accounts receivable) of certain subsidiaries of Dura European Holding LLC & Co. KG (collectively, the “European First Term Loan Priority Collateral”). As of the Effective Date, €32.2 million was outstanding under the European First Lien Term Loan.
European Factoring Agreements
     On the Effective Date, Dura Holding Germany GmbH and certain of Dura Holding Germany GmbH’s non-domestic subsidiaries were party to certain receivables factoring agreements including (i) with GEFactoFrance for the purchase of receivables from a French subsidiary of New Dura and (ii) the purchase of receivables from COFACE Finance GmbH in an amount outstanding of €32.7 million on the Effective Date. The European Factoring Agreements contain representations and warranties and conditions precedent that are customary for transactions of this type.
4. Reorganization Items:
     SOP 90-7 requires reorganization items such as revenues, expenses such as professional fees directly related to the process of reorganizing the Debtors under Chapter 11, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the business to be separately disclosed. The Debtors’ reorganization items for the five weeks ended June 29, 2008 were $9.5 million, which represents professional fees and other expenses.
5. Liabilities Subject to Compromise
     As a result of the Chapter 11 filings, the payment of prepetition indebtedness may be subject to compromise or other treatment under the Debtors’ plan of reorganization. Generally, actions to enforce or otherwise effect payment of prepetition liabilities are stayed. Although prepetition claims are generally stayed, at hearings held on October 31, 2006, the Court granted final approval of the Debtors’ “first day” motions generally designed to stabilize the Debtors’ operations and covering, among other things, human capital obligations, supplier relations, customer relations, business operations, tax matters, cash management, utilities, case management and retention of professionals.
     The Debtors have been paying and intend to continue to pay undisputed post petition claims in the ordinary course of business. In addition, the Debtors may reject prepetition executory contracts and unexpired leases with respect to the Debtors’ operations, with the approval of the Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and will be classified as liabilities subject to compromise.
     SOP 90-7 requires prepetition liabilities that are subject to compromise to be reported at the amounts expected to be allowed, even if they may be settled for lesser amounts. The amounts currently classified as liabilities subject to compromise may be subject to future adjustments depending on Court actions, further developments with respect to disputed claims, determinations of the secured status of certain claims, the values of any collateral securing such claims, or other events.
     Estimated liabilities subject to compromise as of June 29, 2008 consist of the following (in thousands):

Long-term notes not fully secured	$1,206,571
Accrued interest	44,026
Accounts payable	38,948
Compensation and benefits	19,872

$1,309,417

6. Postpetition Accounts Payable
     To the best of the Debtors’ knowledge, all undisputed post petition accounts payable have been and are being paid under agreed-upon payment terms.

MOR-5A
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Schedule of Cash Disbursements by Petitioning Entity
For the Five Weeks Ended June 29, 2008
(In thousands of dollars)

In re: Jointly Administered	CASE #	Payments
Dura Automotive Systems, Inc.	06-11202	$—
Dura Operating Corp.	06-11203	29,956
Adwest America, Inc. and Adwest Electronics Inc.	06-11204	—
Atwood Automotive, Inc.	06-11205	—
Atwood Mobile Products, Inc.	06-11206	—
Automobive Aviation Partners, LLC	06-11207	—
Creation Group Transportation, Inc.	06-11208	—
Creation Group, Inc.	06-11209	—
Creation Windows, Inc.	06-11210	—
Creation Windows, LLC	06-11211	—
Creation Group Holdings, Inc.	06-11212	—
Dura Aircraft Operating Company, LLC	06-11213	—
Dura Automotive Systems Cable Operations, Inc.	06-11214	5,447
Dura Automotive Systems of Indiana, Inc.	06-11215	—
Dura Brake Systems, L.L.C.	06-11216	—
Dura Cables North LLC	06-11217	—
Dura Cables South LLC	06-11218	—
Dura Fremont L.L.C.	06-11219	14,539
Dura Gladwin L.L.C.	06-11220	9,038
Dura Global Technologies, Inc.	06-11221	—
Dura G.P.	06-11222	31,650
Dura Mancelona, L.L.C.	06-11223	3,561
Dura Services L.L.C.	06-11224	—
Dura Shifter L.L.C.	06-11225	—
Dura Spricebright, Inc.	06-11226	—
Kemberly, Inc.	06-11227	—
Kemberly, LLC	06-11228	—
Mark I Molded Plastics of Tennessee, Inc.	06-11229	—
Patent Licensing Clearinghouse L.L.C.	06-11230	—
Spec-Temp, Inc.	06-11231	—
Trident Automotive, L.L.C.	06-11232	—
Trident Automotive, L.P.	06-11233	—
Universal Tool & Stamping Company, Inc.	06-11234	—
Dura Automotive Canada ULC	06-11235	—
Dura Automotive Systems (Canada), Ltd.	06-11236	105
Dura Canada LP	06-11237	—
Dura Holdings Canada LP	06-11238	—
Dura Holdings ULC	06-11239	—
Dura Ontario, Inc.	06-11240	—
Dura Operating Canada LP	06-11241	—
Trident Automotive Canada Co.	06-11242	—
Trident Automotive Limited	06-11243	—

Total payments		$94,296

Allocation of payments are based on each respective entity’s approximate inventory purchases and labor distributions amounts for the month.

MOR-5B
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Existing Bank Accounts Information
Reporting Period: June 29, 2008
(In thousands of dollars)

Legal Entity	Bank	Account Type	Lockbox/Account #	Balance
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	81882-06825	$—
Dura Operating Corp.	Bank of America, N.A.	Health Care Flexible Spending	81884-00841	2
Dura Operating Corp.	Bank of America, N.A.	Concentration Account	81886-00840	7,037
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	87656-00688	—
Dura Operating Corp.	Bank of America, N.A.	Disbursement (ZBA)	87656-01616	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 2779	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 12909	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 13894	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 12920	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 99300	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14131	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14138	—
Dura Operating Corp.	Bank of America, N.A.	Lockbox Account (Receipts)	Box 14141	—
Dura Operating Corp.	ABN Amro (Mexico) SA	Master Account	5401977250	—
Dura Operating Corp.	JP Morgan Chase	Checking Account	768007101300	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Concentration	40212 00459 18	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD Concentration	40212 00611 15	11
Dura Automotive Canada ULC	Scotiabank	CAD Chequing/Receipts	40212 00276 18	5
Dura Canada LP	Scotiabank	CAD Chequing/Receipts	40212 00528 17	2
Dura Operating Corp.	Scotiabank	CAD Chequing/Receipts	47696 01718 16	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing	47696 02728 17	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing/Receipts	40212 00465 15	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD ZBA	41012 00832 16	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD ZBA	80192 00459 18	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	CAD Chequing	80192 00664 19	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD Chequing/Receipts	40212 00612 12	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD ZBA	41012 00853 16	—
Dura Automotive Systems (Canada), Ltd.	Scotiabank	USD ZBA	80192 01472 14	—
Trident Automotive LP	Bank of America, N.A.	Checking Account	8188208428	—
Dura Automotive Systems Cable Operations, Inc.	Bank of America, N.A.	Checking Account	8188208404	—
Trident Automotive LLC	Bank of America, N.A.	Checking Account	8188208423	—
Dura Operating Corp.	LaSalle Bank	Disbursement	2770724058	—
Dura Operating Corp.	JP Morgan	Investment A/C	304907715	—

				$7,057

MOR-7
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Status of Postpetition Taxes
Reporting Period: June 29, 2008
(Dollars in 000’s)
Postpetition Taxes
I, Matti Masanovich, Vice President and Corporate Controller, attest under penalty of perjury and to the best of my knowledge, information and belief, all postpetition federal, and significant state and local taxes are current as of June 29, 2008, in all material respects.

/s/ Matti Masanovich
Matti Masanovich, Vice President and Corporate Controller	July 31, 2008

MOR-8
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
In re: DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Summary of Unpaid Postpetition Debts
Reporting Period: June 2008
(In thousands of dollars)
ACCOUNTS PAYABLE AGING POSTPETITION
The Debtors are still in the process of segregating prepetition and post petition accounts payable in their Accounting Systems given the substantial cash-in-advance payments previously performed and currently being processed and/or completed under the payment terms a large number of the Debtors’ vendors have imposed on them. Accordingly, the Debtors can not currently provide a precise aging of their postpetition accounts payable. I do attest that the Debtors are complying in all material aspects with the postpetition payment terms for undisputed amounts owed that their current suppliers have imposed on them.

/s/ Matti Masanovich Matti Masanovich, Vice President and Corporate Controller	July 31, 2008
BILLED TRADE ACCOUNTS RECEIVABLE AGING

Accounts Receivable Aging	Jun-08
Current	$67,433
0-30 days	19,731
31-60 days	3,612
61-90 days	2,194
91+ days	5,766
Total Accounts Receivable	98,736
Amounts considered uncollectible and sales allowances	(2,638)

Accounts Receivable (Net)	$96,098

MOR-9
UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE
DURA AUTOMOTIVE SYSTEMS, INC. et al
Cases No. 06-11202 – 06-11243 (KJC) Jointly Administered
Debtors Questionnaire
Reporting Period: June 2008

Must be completed each month	Yes	No
1. Have any assets been sold or transferred outside the normal course of business this reporting period? If yes, provide an explanation below.		X

2. Have any funds been disbursed from any account other than a debtor-in- possession account this reporting period? If yes, provide an explanation below.		X

3. Have all post-petition tax returns been timely filed? If no, provide an explanation below.	X

4. Are workers compensation, general liability and other necessary insurance coverages in effect? If no, provide an explanation below.	X